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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  JUNE 29, 1999
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                        1-8993                 94-2708455
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       file number)         Identification No.)



               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

On June 29, 1999 Folksamerica Holding Company, Inc., a wholly owned subsidiary of the Registrant, announced that it had completed its previously announced acquisition of USF Re Insurance Co. ("USF Re") from The Centris Group Inc. ("Centris") for total consideration of $92.5 million. The purchase consideration included the issuance of a $20.8 million, five-year interest bearing note
(which may be reduced by certain adverse loss developments at USF Re post acquisition) with the balance paid in cash.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)        Exhibits.  The following exhibits are filed herewith:

     Exhibit No.    Description
     -----------    -----------
     10 (a)         Stock Purchase Agreement dated March 31, 1999, by and
                    Between the Centris Group, Inc. and Folksamerica Holding
                    Company, Inc.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     WHITE MOUNTAINS INSURANCE GROUP, INC.



Dated:  July 7, 1999                 By:  /s/ Michael S. Paquette
                                        ----------------------------------
                                            Michael S. Paquette
                                            Senior Vice President and
                                              Controller




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